EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Shutterstock, Inc., for the quarterly period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan Oringer, as Chief Executive Officer of Shutterstock, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shutterstock, Inc.

Date: August 6, 2019	By:	/s/ Jonathan Oringer
Jonathan Oringer
Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Shutterstock, Inc., for the quarterly period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Ciardiello, as Interim Chief Financial Officer and Chief Accounting Officer of Shutterstock, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shutterstock, Inc.

Date: August 6, 2019	By:	/s/ Steven Ciardiello
Steven Ciardiello
Interim Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)